SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): June 30, 1998

                                AeroCentury Corp.
             (Exact name of Registrant as specified in its charter)

Delaware                                                     94-3263974
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, California 94010
(Address of principal executive offices)  (Zip code)

                                 (650) 340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


Item 5.  Other Events

     On June 30, 1998, the Company entered into a Credit Agreement with First Union National Bank. The Credit Agreement provides for a revolving credit line of up to $15,000,000, secured by the Company's existing assets, and any assets acquired with the proceeds of the credit line.


Exhibits

Exhibit 10.1 - Credit Agreement

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 AeroCentury Corp.

July 2, 1998                         By:  /s/ Neal D. Crispin
Date                                    --------------------------------------
                                    Neal D. Crispin, Chairman of the Board
                                         and President

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